Exhibit 10.8.1

AMENDMENT TO TRUST AGREEMENT

Amendment to Trust Agreement dated as of May 3, 2012 by and between Appleton Papers Inc. (the "Company") and State Street Bank and Trust Company ("Trustee"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and the Trustee are parties to a Trust Agreement, dated September 6, 2001, and effective as of June 1, 2001, as amended (the "Agreement"), pursuant to which State Street Bank and Trust Company was appointed and agreed to serve as Trustee of the Appleton Papers Inc. Employee Stock Ownership Trust;

WHEREAS, the Company and the Trustee desire to amend the Agreement as set forth herein.

NOW, THEREFORE, pursuant to Section 8.1 of the Agreement, the Company, through the action of its Board of Directors, hereby amends the Agreement, as follows:

Section 4.11 of the Agreement is hereby amended and restated in its entirety as follows:

    "(a) As a material part of the consideration for the agreement of the Trustee to perform services under this Trust Agreement, except as provided in Paragraph (d), the Employers agree to indemnify, defend, reimburse and hold harmless the Trustee and each past, present and future officer, director, employee, and controlling person of the Trustee within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (each, an "Indemnified Party", and collectively, the "Indemnified Parties"), to the fullest extent lawful from and against any and all losses, claims, damages, liabilities, costs and expenses (or actions in respect thereof), joint or several, arising out of the Trust Agreement or to which such Indemnified Party may be subject by reason of the execution by the Trustee of its duties under this Trust Agreement and any actions taken or omitted to be taken by an Indemnified Party in connection with the Trust Agreement; and incident or related thereto, the Employers agree to pay any reasonable and documented legal or other expenses incurred by the Indemnified Parties in respect of the subject matter of this Section 4.11, including but not limited to reasonable costs of investigation and preparation and reasonable attorneys' fees, disbursements and other charges, and the aggregate amount paid in connection with, incident to, or in settlement or compromise of any actions, suits, or other legal proceedings or governmental investigations relating to any of the foregoing (collectively, "Proceedings"), or claims to which an Indemnified Person may become subject under any statute or common law or otherwise relating to any of the foregoing (any and all of the foregoing being referred to as "Losses"); provided, however, that the Employers shall not be liable for any amounts paid in settlement or compromise which have not been previously authorized and approved in writing by the Employers (which authorization and approval shall not be unreasonably withheld). To the extent permitted by ERISA, if for any reason the Employers shall be unable, or fail, to satisfy any of their financial obligations as provided under this Section 4.11 in a timely manner, then such obligations shall be paid by the Trust Fund that funds benefits under the Plan. In the event that an indemnity payment is made from the Trust Fund, the Employers, in their discretion, may reimburse the Trust Fund.

    (b) The Employers hereby agree that, in the event a court of competent jurisdiction holds that indemnification pursuant to this Section 4.11 is unavailable to any Indemnified Party or insufficient to fully indemnify, defend, reimburse and hold harmless any Indemnified Party against all Losses, the Employers shall to the extent permitted by ERISA contribute to the aggregated Losses such amount as shall be consistent with the Employers' obligation set forth in this Section 4.11 to indemnify fully the Indemnified Parties.

    (c) In the event any Proceeding shall be instituted involving any Indemnified Party, the Trustee or such Indemnified Party shall promptly notify the Employers of the commencement thereof, although failure to do so will not relieve the Employers from any liability they have hereunder or otherwise, except to the extent the Employers are prejudiced by such failure. Thereafter, the Employers will be entitled to participate therein and, to the extent that they may wish, to assume the defense of the Proceeding (in which case the Employers shall not be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as provided in the following paragraph), with counsel reasonably satisfactory to such Indemnified. Party. In the event that the Employers assume the defense of any Proceeding, the Employers will pay all reasonable costs and expenses of the defense and preparation for such Proceeding as such costs and expenses are incurred.

The Employers shall pay in advance of the final disposition of any Proceeding and shall reimburse each Indemnified Party for all reasonable costs and expenses that such Indemnified Party incurs in connection with any Proceeding, including (but not limited to) reasonable attorneys' fees and expenses, costs of investigation, of testifying in any hearing, of responding to discovery proceedings, and of consulting with the Employers or the attorneys for the Employers as and when these costs are incurred; provided, however, attorneys' fees and related expenses shall be advanced to an Indemnified Party only if the Indemnified Party agrees in writing with the Employers to repay, and provides evidence reasonably satisfactory to the Employers of the Indemnified Parties' ability to repay, such advanced amounts to the Employers in the event it is determined pursuant to Paragraph (d) below that the Indemnified Party is not entitled to indemnification. Each Indemnified Party shall have the right to employ its own counsel in any Proceeding, and the reasonable fees and expenses of one such counsel for such Indemnified Party shall be paid by the Employers as they are incurred, if (i) such Indemnified Party has been advised by such counsel that there are legal defenses available to it which are different from or in addition to defenses available to Employers and such legal defenses conflict with the defenses available to the Employers, in which event the Employers shall not have the right to assume the defense of the Proceeding on behalf of such Indemnified Party; (ii) such Indemnified Party has been advised by such counsel that there is or could reasonably be expected to be a conflict of interest by reason of having common counsel in any such Proceeding, in which event the Employers shall not have the right to assume the defense of the Proceeding on behalf of such Indemnified Party; (iii) the Employers shall not have assumed the defense of the Proceeding and employed counsel reasonably satisfactory to such Indemnified Party within fifteen (15) days after the receipt by the Employers of notice of commencement of the Proceeding; or (iv) the employment of such counsel has been authorized in writing by the Employers in connection with the defense of the Proceeding; provided, however, that Employers shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Proceeding.

    (d) The Employers shall not be liable under this Section 4.11 for any losses which are finally judicially determined to have been caused primarily from the negligence, bad faith or willful misconduct of the respective Indemnified Party. For the purposes of this agreement, the term "negligence" means a material departure from standards of ordinary care applicable to a person with demonstrated expertise in rendering professional services similar to the services to be performed by the Trustee as set forth in the Trust Agreement.

Notwithstanding the foregoing provisions of this Paragraph (d), to the extent that the Trust owns more than 40% of the outstanding capital stock of Paperweight Development Corp., the Employers shall not be liable under this Section 4.11 for a Loss (i) to the extent that the Loss with respect to which any of the Indemnified Parties shall seek indemnification is held by a court of competent jurisdiction, in a final judgment from which no appeal can be taken, to have resulted either from the gross negligence, willful misconduct or breach of fiduciary duty under ERISA by one or more of the Indemnified Parties, or (ii) to the extent any loss, cost, expense or damage, including attorneys' fees, incurred in connection with the settlement of a claim against an Indemnified Patty is determined pursuant to a proceeding mutually consented to by the relevant Indemnified Party and the Employers (which consent shall not be unreasonably withheld) to have resulted from the gross negligence, willful misconduct or breach of fiduciary duty under ERISA by one or more Indemnified Party. In the event that it has been determined that the right of indemnification is not available in accordance with the provisions of this paragraph (d), any costs and expenses, including attorneys' fees, that have been paid to or advanced on behalf of an Indemnified Party in connection with such matter shall be repaid by the Indemnified Parties to the Employers as soon as practical after such determination.

    (e) The Employers agree that, in the event any governmental or private department, bureau, commission or regulatory authority, including without limitation, any agency of the United States of America or of any state, a committee of the Congress of the United States of America or of the legislature of any state, or a stock exchange or other entity having similar investigative or regulatory authority, shall (i) investigate any Indemnified Party; or (ii) require any Indemnified Party to respond to procedures designed to discover information, in either case, regarding, in connection with, or by any reason, the performance of services rendered by the Indemnified Party pursuant to the Trust Agreement, the Trust or the Plan, the Indemnified Party shall have the right to employ separate counsel in connection therewith, and the reasonable fees and expenses of such counsel shall be paid by Employers as they are incurred,

    (f) The provisions contained in this Section 4.11 shall survive the completion of professional services rendered by the Trustee or termination of services of the Trustee under the Trust Agreement, the Trust or the Plan, and shall be in addition to any other liability which the Employers may otherwise have to the Trustee and shall inure to the benefit of the heirs, personal representatives, successors and assigns of each Indemnified Party.

    (g) The parties agree that, in the event a court of competent jurisdiction holds that any part of this Section 4.11 is invalid or unenforceable, the remaining provisions of this Section 4.11 shall remain in full force and effect as if the provisions held invalid or unenforceable were never a part hereof.

    (h) The Employers shall not effect any settlement or release from liability in connection with any matter for which an Indemnified Party would be entitled to indemnification from the Employers, unless such settlement or release contains a release of the Indemnified Parties reasonably satisfactory in form and substance to the Trustee. The Employers shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action without the Employers' prior written consent.

    (i) Prior to entering into any agreement or arrangement with respect to, or effecting, any (i) merger, statutory exchange or other business combination or proposed sale, exchange, dividend or other distribution or liquidation of all or a significant proportion of its assets, or (ii) significant recapitalization or reclassification of its outstanding securities that does not directly provide for the assumption of the obligations of the Employers set forth in this Section 4.11, the Employers will notify the Trustee in writing thereof (if not previously so notified) and, if requested by the Trustee, shall arrange in connection therewith alternative means of providing for the obligations of the Employers set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to the Trustee.

    (j)The indemnity, reimbursement, contribution and other obligations and agreements of the Employers set forth herein shall apply to any modifications of this Section 4.11, shall be in addition to any liability which the Employers may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Employers and each Indemnified Party."

Except as set forth herein, the provisions of the Trust Agreement shall survive in full force and effect in accordance with their terms.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Amendment to Trust Agreement to be executed as of the day and year first written above.

APPLETON PAPERS INC.

/s/ Thomas Ferree
Name:	Thomas Ferree
Title:	Senior Vice President Finance - CFO

Pursuant to Section 8.1 of the Agreement, the Trustee hereby consents to this Amendment to Trust Agreement set forth above as of the day and year first written above.

STATE STREET BANK AND TRUST COMPANY

/s/ Sydney Marzeotti
Name:	Sydney Marzeotti
Title:	Vice President

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